UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 8, 2009
CELANESE CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-32410	98-0420726

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1601 West LBJ Freeway, Dallas, Texas 75234-6034
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities
     On July 8, 2009, Celanese Corporation (the “Company”) announced that its wholly-owned French subsidiary, Acetex Chimie, has completed the consultation procedure with the workers council on its “Project of Closure” and social plan related to the Company’s Pardies, France facility pursuant to which the Company announced its formal intent to cease all of its manufacturing operations there and its associated activities.
     As a result of the Project of Closure, the Company expects to record exit costs of approximately $90-100 million, primarily in the second half of 2009, consisting of approximately $70 million in personnel-related exit costs and approximately $20-$30 million of other facility-related shutdown costs, which include demolition, remediation, contract termination costs and accelerated depreciation of fixed assets. The Company expects that substantially all of the exit costs (except for accelerated depreciation of fixed assets) will result in future cash expenditures. Cash outflows will occur over a two-year period.
     The information in this Item 2.05 contains certain “forward-looking statements,” which include information concerning the company’s plans, objectives, goals, expected future cost associated with the closure of the Pardies, France facility and other information that is not historical information. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in herein. Numerous factors, many of which are beyond the company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. Certain of these risk factors are discussed in under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 with the Securities and Exchange Commission on February 13, 2009. Any forward-looking statement speaks only as of the date hereof, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of anticipated or unanticipated events or circumstances.

Item 8.01	Other Information
     On July 8, 2009 the Company issued a press release announcing the matters described in Item 2.05 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description

99.1	Press Release dated July 8, 2009.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ Steven M. Sterin
	Name:	Steven M. Sterin
	Title:	Senior Vice President and Chief Financial Officer

Date: July 8, 2009

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated July 8, 2009.

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